UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2024

Aeries Technology, Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40920	98-1587626
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

60 Paya Lebar Road, #08-13 Paya Lebar Square Singapore	409051
(Address of principal executive offices)	(Zip Code)

(919) 228-6404

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A ordinary shares, par value $0.0001 per share	AERT	Nasdaq Capital Market
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	AERTW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On November 27, 2024, Aeries Technology, Inc. (“Aeries” or the “Company”) entered into an amended forward purchase agreement with Sandia Investment Management LP (the “Amended Forward Purchase Agreement”), which modified the original agreement dated November 3, 2023, as previously amended by a forward purchase agreement confirmation amendment dated November 3, 2024. The Amended Forward Purchase Agreement primarily (1) extended the reference date under the definition of “Maturity Date” (as defined in the forward purchase agreement) to 14 months after the closing of the business combination in November 2023, and (2) revised the Reset Price (as defined in the forward purchase agreement) to $0.25 per share.

The foregoing summary of the Amended Forward Purchase Agreement is qualified in its entirety by reference to the text of the document, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Chief Financial Officer Transition

On December 1, 2024, the Board of Directors of the Company (the “Board”) approved the termination of Rajeev Nair’s employment as the Company’s Chief Financial Officer, effective as of the close of business on November 29, 2024. In connection with the termination, a separation agreement and release was entered into with Mr. Nair, dated November 29, 2024 (the “Separation Agreement”), which provided for a severance payment in accordance with Section 4(d) of his employment agreement, dated November 6, 2023, with Aeries Technology Solutions, Inc., as amended on June 12, 2024, along with a customary release of claims.

The foregoing summary of the Separation Agreement is qualified in its entirety by reference to the text of the document, which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

In connection with Mr. Nair’s departure, the Board appointed Sudhir Appukuttan Panikassery, the Company’s current Chief Executive Officer, to also serve as the interim Chief Financial Officer, effective as of November 30, 2024. Additionally, the Board appointed Maulik Doshi to serve as the interim principal accounting officer.

Mr. Doshi, age 40, has served as the Financial Controller for Aeries Technology Group Business Accelerators Private Limited since January 2020, overseeing financial operations and strategies across India, Singapore, Mexico, UAE, and the USA. In this role, he managed financial planning, accounting, reporting, and taxation while successfully executing the reporting for the consummation of Aeries’s business combination in November 2023. He also led the group’s global expansion by establishing offices in Mexico, Singapore, and the UAE, ensuring compliance with local regulations and optimizing financial structures. Before joining Aeries, Mr. Doshi held senior roles at Tata Consultancy Services Limited (one of the top IT services providers, NSE: TCS), including Region Finance Head for MEA, where he drove financial efficiencies through digitization and process improvements. Mr. Doshi is a Chartered Accountant from the Institute of Chartered Accountants of India (2005) and holds a Bachelor’s degree in Commerce from Gujarat University (2004).

There are no arrangements or understandings between Mr. Panikassery or Mr. Doshi and any other person pursuant to which Mr. Panikassery or Mr. Doshi was appointed to serve as Chief Financial Officer and Principal Accounting Officer of the Company, respectively, and there is no family relationship between Mr. Panikassery or Mr. Doshi and any of the Company’s other directors or executive officers. There are also no related party transactions between Mr. Panikassery or Mr. Doshi and the Company that are required to be reported pursuant to Item 404(a) of Regulation S-K.

Temporary Reduction of Base Compensation

As part of the Company’s efforts to optimize costs and enhance profitability, on December 1, 2024, the Board, based on the recommendation of the Compensation Committee of the Board, approved a temporary reduction in base compensation for the Chairman of the Board, certain executive officers and certain other management members, effective from December 1, 2024 to April 1, 2025. The Company’s Chief Executive Officer and interim Chief Financial Officer, Mr. Panikassery, and other named executive officers, Ajay Khare and Unni Nambiar, have agreed to temporary reductions of 29%, 20%, and 17%, respectively, in their base salaries.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended Forward Purchase Agreement, dated November 27, 2024, by and between Aeries Technology, Inc. and Sandia Investment Management LP.
10.2	Separation Agreement and Release, dated November 29, 2024, by and between Aeries Technology Solutions, Inc. and Rajeev Nair.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2024	AERIES TECHNOLOGY, INC.
A Cayman Islands exempted company

	By:	/s/ Sudhir Appukuttan Panikassery
	Name:	Sudhir Appukuttan Panikassery
	Title:	Chief Executive Officer and Interim Chief Financial Officer

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